UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2014, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that James E. Fickenscher, Chief Financial Officer of the Company, is leaving the Company to pursue other interests and that his employment will end on August 15, 2014 (the “Termination Date”).  Mr. Fickenscher’s Amended and Restated Employment Agreement dated December 19, 2013 (the “Employment Agreement”) provides for certain severance benefits subject to the execution and non-revocation by Mr. Fickenscher of a written release in a form provided by the Company.  Pursuant to the terms of the Employment Agreement, on May 30, 2014, the Company provided a proposed Separation Agreement and General Release (the “Agreement”) to Mr. Fickenscher in connection with his departure that is consistent with the form previously agreed and attached as an exhibit to the Employment Agreement.

In consideration for the releases provided by Mr. Fickenscher in the Agreement, and for his continuing compliance with the obligations contained in the Agreement, he will receive severance benefits in accordance with terms of the Employment Agreement, as previously disclosed.  In addition to the previously disclosed severance benefits, Mr. Fickenscher and the Company reached an agreement with respect to his continued employment through August 15, 2014, whereby he will also receive a payment in an amount equal to 75% of his target bonus for fiscal year 2014 under the Company’s 2014 incentive bonus plan, payable within 30 days of the Termination Date.  Payment of this additional amount is contingent upon Mr. Fickenscher being employed by the Company until the Termination Date.

Mr. Fickenscher remains bound by the confidentiality, intellectual property, non-competition, non-solicitation, and non-disparagement covenants contained in the Employment Agreement until the anniversary of the Termination Date.

In consideration for the severance payments and other benefits described above, Mr. Fickenscher must waive and release any and all waivable claims against the Company, other than any claims relating to the validity or enforcement of the Agreement, for indemnification under the terms of the Company’s organizational and corporate governance documents and insurance policies, for unemployment benefits, and for employee benefits provided under the Agreement.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Employment Agreement which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 and incorporated herein by reference. All readers are encouraged to read the entire text of the Employment Agreement.

In addition, the foregoing is qualified in its entirety by the text of the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the press release attached hereto.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated June 2, 2014, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 2, 2014	By:	/s/ Adrian Adams

Adrian Adams
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 2, 2014, issued by Auxilium Pharmaceuticals, Inc.